UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 9, 2024

VIVIC CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56198	80-0948413
(State or other jurisdiction of	Commission	IRS Employer
Incorporation or organization)	File Number	Identification Number

187 E. Warm Springs Road

Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

Registrant’s telephone number: (702) 899 0818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 9, 2024, Mr. Kun-Teng Liao resigned from the Board of Directors of Vivic Corp. (the “Company”) and from his position as Secretary of the Company and all other positions he held in the Company. Mr. Liao’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Liao was provided with a copy of this Report on Form 8-K and advised that if he so desired, any letter he might furnish to the Company with respect to his resignation would be filed as an exhibit to this Report.

On October 9, 2024, the Board of Directors appointed Mr. Tse-Ling Wang to act as Secretary of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 9, 2024, the Board of Directors of the Company adopted a resolution changing the fiscal year end of the Company to June 30, effective June 30, 2024. Management believes the change will cause the Company’s annual financial statements to more accurately reflect the Company’s performance and facilitate the timely preparation of its periodic reports required to be filed with the Securities and Exchange Commission.

The Company is in the process of preparing a report on Form 10-K for the year ended June 30, 2024.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2024

VIVIC CORP.

By:	/s/ Shang-Chiai Kung
Shang-Chiai Kung
President and Chief Executive Officer